UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 on

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2004

Aspect Medical Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24663	04-2985553

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

141 Needham Street	02464-1505
Newton, Massachusetts

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 559-7000

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

     The Current Report on Form 8-K of Aspect Medical Systems, Inc., as filed with the Securities and Exchange Commission on December 22, 2004 (the “Original Form 8-K”), is hereby amended by this Amendment No. 1 on Form 8-K/A to correct the previously reported number of shares of common stock underlying an option grant to David Feigal upon his election to the Board of Directors of Aspect Medical Systems, Inc. The Items 8.01 and 9.01 disclosure included in the Original Form 8-K, and Exhibit 99.1 thereto, remain unchanged.

     Upon his election, Aspect Medical Systems, Inc. granted Mr. Feigal a stock option to purchase 20,000 shares of common stock of Aspect Medical Systems, Inc. and not, as previously reported, 10,000 shares of common stock.

Item 5.02 — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On December 16, 2004, the board of directors of Aspect Medical Systems, Inc. (the “Company”) elected David Feigal as a Class I director of the Company, to serve until the 2007 annual meeting of stockholders of the Company. Upon his election, the Company granted Mr. Feigal a stock option to purchase 20,000 shares of common stock of the Company at an exercise price equal to $23.62, the closing price of the Registrant’s common stock on the NASDAQ National Market on December 16, 2004.

Item 8.01 — Other Events

     The Company issued a press release on December 17, 2004 announcing Mr. Feigal’s election to the Company’s board of directors. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 — Financial Statements and Exhibits

     (c)    Exhibits

    See Exhibit Index attached hereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPECT MEDICAL SYSTEMS, INC.
Date: March 4, 2005	By:	/s/ Nassib G. Chamoun
Nassib G. Chamoun
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1 *	Press Release, dated December 17, 2004.

*	Incorporated by reference to the Current Report on Form 8-K filed by Aspect Medical Systems, Inc. on December 22, 2004.